EXHIBIT 99.1

PAB Bankshares, Inc. Announces Fourth Quarter and Full-Year 2006 Earnings

         Posts Record Annual Earnings and Earnings Per Share

          Announces the Opening of a Forsyth County Office

VALDOSTA, Ga., Jan. 31, 2007 (PRIME NEWSWIRE) -- PAB Bankshares, Inc. (Nasdaq:PABK) today announced the fourth quarter and full-year 2006 financial results for the Company. For the three months ended December 31, 2006, the Company reported net income of $3.3 million, or $0.34 per diluted share, which was comparable to the $3.3 million, or $0.34 per diluted share, reported for the same period in 2005. For the twelve months ended December 31, 2006, the Company reported record annual net income of $13.7 million, or $1.41 per diluted share, a 10% increase compared to $12.5 million, or $1.28 per diluted share, in 2005.

"We are proud to close the books on another record year in earnings for the Company. However, a decline in loan volume, an increase in overhead for facilities and personnel and narrower spreads for new loan business contributed to our relatively flat results for the fourth quarter. Although we are optimistic about our future, we expect that these factors will continue to impact us during the first half of 2007," stated President and CEO M. Burke Welsh, Jr. "A significant portion of our business is in residential construction and development lending to borrowers in our markets. In recent months, we have seen a slowdown of activity in this segment of our business as many of our borrowers are re-evaluating market conditions before entering into new projects. We believe that this slowdown is healthy and maybe even overdue for some markets. Based on the favorable demographic projections for our markets, we believe that this slowdown will be temporary, and barring an unexpected shock to the economy, we believe market conditions should improve at some point in 2007," added Welsh.

At December 31, 2006, the Company reported $1.12 billion in total assets, a $103.5 million, or 10%, increase since December 31, 2005. Total loans increased $67.4 million, or 9%, to $820.3 million, and total deposits increased $92.8 million, or 11%, to $908.5 million during 2006. The increase in assets and deposits includes $24.2 million in public funds temporarily deposited in December 2006. Excluding these public fund deposits, total assets and total deposits each increased 8% during 2006.

For the three months ended December 31, 2006, the Company's return on average assets ("ROA") was 1.18% and its return on average equity ("ROE") was 13.76%, compared to a 1.31% ROA and a 15.03% ROE for the same period in 2005. The net income for the year ended December 31, 2006 resulted in a 14.99% ROE and a 1.29% ROA, compared to a 14.58% ROE and a 1.31% ROA for the year ended December 31, 2005.

Office Expansion

"I am pleased to announce the hiring of two experienced commercial lenders to open an office for us in one of the fastest growing counties in the nation," reported Welsh. The Company has hired Tommy Heydet and Dottie Williams to open a loan production office in Cumming, Forsyth County, Georgia. "We have been looking for someone to lead our entrance into this market on the north side of Atlanta for several years. These seasoned professionals came to us having recently been through a series of mergers and acquisitions with another Atlanta institution, looking for some stability and opportunity to continue to bank their customers," added Welsh.

"Within a four-month span, we will have opened three branches and a loan production office. While we do not expect the investments that we are making in these communities to be profitable in 2007, we do expect these investments to grow and generate profitable opportunities for us and our shareholders for many years to follow," stated Welsh. In October 2006, the Company opened its newly constructed Athens branch in Oconee County, Georgia. In December, the Company opened a full-service branch in Jacksonville, Duval County, Florida. This is the first branch that the Company has opened in Florida since its acquisition of a small community bank in Ocala at the end of 2000. In early February, the Company will open a full-service branch in Snellville, Gwinnett County, Georgia to augment the loan production office opened in that market in December 2005.

Net Interest Margin

The Company's net interest margin was 4.09% for the fourth quarter of 2006, a 36 basis point decline compared to the 4.45% net interest margin in the fourth quarter of 2005 and a 39 basis point decline compared to the net interest margin for the third quarter of 2006 of 4.48%. "The decline in our net interest margin is the combined result of a decline in loan volume, narrower spreads due to an inverted interest rate curve and the continued upward repricing of our deposits and other borrowings. The decline in loan volume also resulted in a decline in the generation of loan fee income," stated Welsh. The Company's net interest margin for 2006 was 4.43%, a three basis point improvement compared to the 4.40% net interest margin for 2005.

Asset Quality

At December 31, 2006, the Company's allowance for loan losses represented 1.34% of total loans, compared to 1.47% at the end of 2005. The decrease in the level of the allowance is reflective of the overall condition of the Company's asset quality. At December 31, 2006, the Company reported total nonperforming assets of $5.0 million, or 0.45% of total assets, a $2.9 million decrease compared to total nonperforming assets of $7.9 million, or 0.78% of total assets, as of December 31, 2005. The Company reported $2.3 million in loans past due more than 29 days and still accruing interest, representing 0.21% of total assets, at December 31, 2006, which is a $1.0 million increase compared to $1.3 million in loans past due more than 29 days and still accruing interest, representing 0.13% of total assets, as of December 31, 2005. The Company recovered $320,000, or 0.16% of its average loans outstanding, in previously charged-off loans during the fourth quarter of 2006. For the year, the Company reported net charge-offs of $73,000, or 0.01% of average loans outstanding.

Conference Call

Management will host a conference call and webcast to discuss the Company's quarterly and annual results at 10:00 AM Eastern on Monday, February 5, 2007. The conference call will be broadcast by Vcall via the Internet using Windows Media Player. The webcast URL is http://www.vcall.com/IC/CEPage.asp?ID=113051. A link to the webcast is posted on the "Investor Relations" section of the Company's website at www.pabbankshares.com. Interested shareholders, industry analysts and members of the news media and the investment community wanting to participate in the live question and answer session following management's presentation may access the conference call by dialing (toll free) 877-407-8033 or (international) 201-689-8033. Shortly following the call and at any time for at least 30 days thereafter, interested parties may access an archived version of the webcast on the "Investor Relations" section of the Company's website or by dialing (toll free) 877-660-6853 or (International) 201-612-7415. The following replay passcodes will be required for playback access: the account number is 286 and the conference identification number is 227970.

About PAB

The Company's sole operating subsidiary is The Park Avenue Bank. Both the Company and the Bank are headquartered in Valdosta, Georgia. The Bank was established in 1956 by Mr. James L. Dewar, Sr. in a small office at the corner of Park Avenue and Ashley Street in Valdosta. With the opening of the new branch in early February, the Bank will have 20 branch offices and four loan production offices in 16 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. Prior to November 1, 2005, the Company's common stock was listed on the American Stock Exchange under the symbol PAB. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on asset quality, projected growth, economic conditions and branch expansion, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate", "believe", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (7) adverse changes may occur in the bond and equity markets; (8) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (9) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (10) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (11) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB BANKSHARES, INC.
 SELECTED QUARTERLY FINANCIAL DATA
 (Dollars in thousands except per share and other data)

                                    Period Ended
                ------------------------------------------------------
                 12/31/06   09/30/06   06/30/06   03/31/06   12/31/05
 ---------------------------------------------------------------------
 Summary of
  Operations:
 Interest
  income        $   20,239 $   20,173 $   19,306 $   17,848 $   16,940
 Interest
  expense            9,658      8,936      8,006      6,956      6,367
 ---------------------------------------------------------------------
  Net interest
   income           10,581     11,237     11,300     10,892     10,573
 ---------------------------------------------------------------------
 Provision for
  loan losses           --         --         --         --        300
 Other income        1,578      1,204      1,557      1,041      1,437
 Other expense       7,230      7,000      7,182      6,756      6,526
 ---------------------------------------------------------------------
   Income before
    income tax
    expense          4,929      5,441      5,675      5,177      5,184
 Income tax
  expense            1,632      1,908      2,083      1,865      1,856
 ---------------------------------------------------------------------
   Net income   $    3,297 $    3,533 $    3,592 $    3,312 $    3,328
 =====================================================================
 Net interest
  income on a
  tax-equivalent
  basis         $   10,732 $   11,378 $   11,422 $   10,975 $   10,648

 Per Share Ratios:
 Net income
  - basic       $     0.35 $     0.37 $     0.38 $     0.35 $     0.35
 Net income
  - diluted           0.34       0.36       0.37       0.34       0.34
 Dividends de-
  clared for
  period             0.140      0.140      0.135      0.125      0.125
 Dividend payout
  ratio              40.35%     37.62%     35.70%     35.91%     35.56%
 Book value at
  end of period $    10.03 $     9.84 $     9.36 $     9.35 $     9.19

 Common Share
  Data:
 Outstanding at
  period end     9,504,969  9,493,763  9,498,026  9,512,767  9,469,017
 Weighted
  average
  outstanding    9,500,837  9,500,742  9,511,395  9,484,570  9,502,842
 Diluted
  weighted
  average
  outstanding    9,701,593  9,684,451  9,722,097  9,712,633  9,707,068

 Selected
  Average
  Balances:
 Total assets   $1,106,404 $1,070,920 $1,055,955 $1,035,348 $1,007,109
 Earning assets  1,041,359  1,007,917    994,173    975,699    948,882
 Loans             813,435    805,732    787,332    761,900    741,600
 Deposits          887,028    863,212    851,937    834,062    803,978
 Stockholders'
  equity            95,091     91,821     90,433     89,030     87,842

 Selected Period
  End Balances:
 Total assets   $1,120,804 $1,095,836 $1,060,046 $1,059,167 $1,017,326
 Earning assets  1,048,239  1,032,261    994,386    998,639    957,918
 Loans             820,304    806,636    803,035    764,090    752,938
 Allowance for
  loan losses       11,006     10,686     10,903     11,186     11,079
 Deposits          908,483    883,701    856,778    855,224    815,681
 Stockholders'
  equity            95,316     93,440     88,917     88,974     87,001
 Tier 1
  regulatory
  capital          100,330     98,183     96,398     94,686     92,267

 Performance
  Ratios:
 Return on
  average assets      1.18%      1.31%      1.36%      1.30%      1.31%
 Return on
  average
  stockholders'
  equity             13.76%     15.27%     15.93%     15.08%     15.03%
 Net interest
  margin              4.09%      4.48%      4.61%      4.56%      4.45%
 Efficiency ratio
  (excluding the
  following items):  59.51%     54.50%     55.37%     54.29%     53.70%
   Securities
    gains (losses)
    included in
    other
    income      $      166 $     (278)$       (1)      (430)       (10)
   Other gains
    (losses)
    included in
    other income        (4)        17          8          2        (57)

 Selected Asset
  Quality Factors:
 Nonaccrual
  loans         $    4,013 $    1,928 $      412 $    7,760 $    7,856
 Loans 90 days
  or more past
  due and still
  accruing              34         40         23         17          2
 Other impaired
  loans (troubled-
  debt restruc-
  turings)              --         --         --         --         --
 Other real
  estate and
  repossessions        988        813        976        212         42

 Asset Quality
  Ratios:
 Net charge-offs
  to average loans
  (annualized YTD)    0.01%      0.07%      0.05%     -0.06%     -0.12%
 Nonperforming
  loans to total
  loans               0.49%      0.24%      0.05%      1.02%      1.04%
 Nonperforming
  assets to total
  assets              0.45%      0.25%      0.13%      0.75%      0.78%
 Allowance for
  loan losses to
  total loans         1.34%      1.32%      1.36%      1.46%      1.47%
 Allowance for
  loan losses to
  nonperforming
  loans             271.95%    542.93%   2510.11%    143.82%    140.98%

 Other Selected
  Ratios and Non-
  financial Data:
 Average loans to
  average earning
  assets             78.11%     79.94%     79.19%     78.09%     78.16%
 Average loans to
  average deposits   91.70%     93.34%     92.42%     91.35%     92.24%
 Average stockholders'
  equity to average
  assets              8.59%      8.57%      8.56%      8.60%      8.72%
 Full-time equivalent
  employees            321        309        314        305        300
 Bank branch offices    19         17         17         17         17
 Bank loan
  production offices     3          5          5          4          4
 Bank ATMs              23         20         20         20         20

 PAB BANKSHARES, INC.
 SELECTED YEAR-TO-DATE FINANCIAL DATA
 (Dollars in thousands except per share and other data)

                                    Period Ended
                ------------------------------------------------------
                 12/31/06   09/30/06   06/30/06   03/31/06   12/31/05
 ---------------------------------------------------------------------
 Summary of
  Operations:

 Interest
  income        $   77,566 $   57,327 $   37,154 $   17,848 $   59,371
 Interest
  expense           33,555     23,898     14,962      6,956     20,398
 ---------------------------------------------------------------------
   Net interest
    income          44,011     33,429     22,192     10,892     38,973
 ---------------------------------------------------------------------
 Provision for
  loan losses           --         --         --         --      1,189
 Other income        5,380      3,802      2,598      1,041      5,813
 Other expense      28,167     20,937     13,938      6,756     24,778
 ---------------------------------------------------------------------
   Income before
    income tax
    expense         21,224     16,294     10,852      5,177     18,819
 Income tax
  expense            7,488      5,856      3,948      1,865      6,366
 ---------------------------------------------------------------------
   Net income   $   13,736 $   10,438 $    6,904 $    3,312 $   12,453
 =====================================================================
 Net interest
  income on a
  tax-equivalent
  basis         $   44,507 $   33,775 $   22,397 $   10,975 $   39,195

 Per Share Ratios:
 Net income
  - basic       $     1.45 $     1.10 $     0.73 $     0.35 $     1.31
 Net income
  - diluted           1.41       1.07       0.71       0.34       1.28
 Dividends declared
  for the period     0.540      0.400      0.260      0.125      0.475
 Dividend payout
  ratio              37.36%     36.41%     35.80%     35.91%     36.29%

 Common Share Data:
 Weighted average
  outstanding    9,499,434  9,498,962  9,498,057  9,484,570  9,514,775
 Diluted weighted
  average
  outstanding    9,706,989  9,707,786  9,719,638  9,712,633  9,686,894

 Selected Average
  Balances:
 Total assets   $1,067,362 $1,054,205 $1,045,708 $1,035,348 $  948,457
 Earning assets  1,004,981    992,719    984,994    975,699    890,336
 Loans             792,278    785,148    774,686    761,900    706,052
 Deposits          859,216    849,844    843,049    834,062    741,409
 Stockholders'
  equity            91,611     90,438     89,735     89,030     85,431

 Performance
  Ratios:
 Return on
  average assets      1.29%      1.32%      1.33%      1.30%      1.31%
 Return on
  average stock-
  holders' equity    14.99%     15.43%     15.51%     15.08%     14.58%
 Net interest
  margin              4.43%      4.55%      4.59%      4.56%      4.40%
 Efficiency ratio
  (excluding the
  following items):  55.88%     54.73%     54.84%     54.29%     54.94%
   Securities gains
    (losses) in-
    cluded in other
    income      $     (542) $    (708)$     (430) $    (430) $     (11)
   Other gains
    (losses) in-
    cluded in
    other income        23         27         10          2        (79)

 Other Selected
  Ratios:
 Average loans to
  average earning
  assets             78.84%     79.09%     78.65%     78.09%     79.30%
 Average loans to
  average deposits   92.21%     92.39%     91.89%     91.35%     95.23%
 Average stock-
  holders' equity
  to average
  assets              8.58%      8.58%      8.58%      8.60%      9.01%

 PAB BANKSHARES, INC.
 LOAN AND DEPOSIT
 PORTFOLIO BY MARKET
 As of December 31, 2006

                        South     North
                       Georgia   Georgia   Florida
                        Market    Market    Market   Treasury   Total
                       -----------------------------------------------
                                     (Dollars in Thousands)
 Loans
 Commercial and
  financial            $ 32,066  $ 33,810  $    448  $    52  $ 66,376
 Agricultural (including
  loans secured by
  farmland)              37,735     4,581       986       --    43,302
 Real estate
  - Construction         69,616   190,644    34,954       32   295,246
 Real estate
  - commercial           79,574   145,969    24,448    5,471   255,462
 Real estate
  - residential         109,065    24,908     6,219    2,309   142,501
 Installment loans to
  individuals and
  others                 15,692     1,312        87    1,323    18,414
                       -----------------------------------------------
                        343,748   401,224    67,142    9,187   821,301
 Deferred loan fees
  and unearned interest,
  net                        96      (608)     (498)      13      (997)
                       -----------------------------------------------
 Total loans            343,844   400,616    66,644    9,200   820,304
 Allowance for
  loan losses            (4,338)   (5,443)     (896)    (329)  (11,006)
                       -----------------------------------------------
 Net Loans             $339,506  $395,173  $ 65,748  $ 8,871  $809,298
                       ===============================================
 Percent of Total         41.95%    48.83%     8.12%    1.10%   100.00%
                       ===============================================
 Deposits
 Noninterest-bearing
  demand               $ 74,716  $ 13,508  $  5,941  $ 6,746  $100,911
 Interest-bearing demand
  and savings           262,970    40,803    24,542      513   328,828
 Time                   253,996    77,596   108,711   38,441   478,744
                       -----------------------------------------------
 Total Deposits        $591,682  $131,907  $139,194  $45,700  $908,483
                       ===============================================
 Percent of Total         65.13%    14.52%    15.32%    5.03%   100.00%
                       ===============================================

 PAB BANKSHARES, INC.
 LOAN PORTFOLIO
 SUMMARY

 The amount of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                        Period Ended
                      ------------------------------------------------
                      12/31/06  09/30/06  06/30/06  03/31/06  12/31/05
                      ------------------------------------------------
                                     (Dollars In Thousands)
 Commercial and
  financial           $ 66,376  $ 60,413  $ 53,185  $ 47,164  $ 50,860
 Agricultural
  (including loans
  secured by farmland)  43,302    44,716    47,754    53,368    55,830
 Real estate
  - construction       295,246   297,026   304,387   290,863   268,629
 Real estate
  - commercial         255,462   253,586   251,966   229,236   231,601
 Real estate
  - residential        142,501   133,983   127,020   123,902   127,326
 Installment loans to
  individuals and
  other loans           18,414    18,211    19,966    20,836    20,380
                      --------  --------  --------  --------  --------
                       821,301   807,935   804,278   765,369   754,626
 Deferred loan fees
  and unearned
  interest, net           (997)   (1,299)   (1,243)   (1,279)   (1,688)
                      --------  --------  --------  --------  --------
 Total loans           820,304   806,636   803,035   764,090   752,938
 Allowance for
  loan losses          (11,006)  (10,686)  (10,903)  (11,186)  (11,079)
                      --------  --------  --------  --------  --------
 Net loans            $809,298  $795,950  $792,132  $752,904  $741,859
                      ========  ========  ========  ========  ========

 The percentage of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                        Period Ended
                      ------------------------------------------------
                      12/31/06  09/30/06  06/30/06  03/31/06  12/31/05
                      ------------------------------------------------
 Commercial and
  financial              8.09%     7.49%     6.62%     6.17%     6.75%
 Agricultural
  (including loans
  secured by farmland)   5.28%     5.54%     5.95%     6.98%     7.41%
 Real estate
  - construction        35.99%    36.82%    37.89%    38.07%    35.68%
 Real estate
  - commercial          31.14%    31.44%    31.38%    30.00%    30.76%
 Real estate
  - residential         17.37%    16.61%    15.82%    16.22%    16.91%
 Installment loans
  to individuals and
  other loans            2.25%     2.26%     2.49%     2.73%     2.71%
                      ------------------------------------------------
                       100.12%   100.16%   100.15%   100.17%   100.22%
 Deferred loan fees
  and unearned
  interest, net         -0.12%    -0.16%    -0.15%    -0.17%    -0.22%
                      ------------------------------------------------
 Total loans           100.00%   100.00%   100.00%   100.00%   100.00%
 Allowance for
  loan losses           -1.34%    -1.32%    -1.36%    -1.46%    -1.47%
                      ------------------------------------------------
 Net loans              98.66%    98.68%    98.64%    98.54%    98.53%
                      ================================================

CONTACT:  PAB Bankshares, Inc.
          Donald J. "Jay" Torbert, Jr., Executive Vice-President
           and Chief Financial Officer
          (229) 241-2775, ext. 1717
          jayt@parkavebank.com